Term Sheet Filed Pursuant to Rule 433 Registration No. 333-192302
Citigroup Inc.
Securities Due April 1, 2016
Based on the Citi Commodity Spread Index—Bloomberg Commodity IndexSM 3 Month Forward Sub-Indices versus Bloomberg Commodity IndexSM Sub-Indices
Summary of Terms
February 18, 2015
Issuer:	Citigroup Inc.
Offering:	Securities Due April 1, 2016 Based on the Citi Commodity Spread Index—Bloomberg Commodity IndexSM 3 Month Forward Sub-Indices versus Bloomberg Commodity IndexSM Sub-Indices
Preliminary Pricing Supplement:
This term sheet contains only a summary of certain terms of the Securities.  Therefore, this term sheet is not intended to be read in isolation and must be read together with the preliminary pricing supplement for this Offering, which is available here: http://www.sec.gov/Archives/edgar/data/831001/000095010315001303/dp53568_424b2-cmdtyspread.htm

Sole Underwriter:	Citigroup Global Markets Inc.
Underlying Index:	Citi Commodity Spread Index—Bloomberg Commodity IndexSM 3 Month Forward Sub-Indices versus Bloomberg Commodity IndexSM Sub-Indices (Bloomberg ticker: CVICF3F0 Index)
Underlying Index Sponsor:	Citigroup Global Markets Limited
Stated Principal Amount:	$1,000 per Security
Issue Price:	100% of the Stated Principal Amount
Trade Date:	02/18/2015
Initial Valuation Date:	02/17/2015
Issue Date:	02/24/2015 (Trade Date + 4 Business Days)
Maturity Date:	Unless earlier redeemed or called, April 1, 2016
Final Valuation Date:	March 24, 2016
Payment at Maturity:
If the Securities are not earlier redeemed or called, on the Maturity Date the investor will receive (i) the Stated Principal Amount plus (ii) the Supplemental Return Amount as determined with respect to the Final Valuation Date.

Investor Redemption Option:
On any Commodity Business Day prior to the scheduled Final Valuation Date, the investor may redeem all or any portion of the Securities (subject to the Minimum Redemption Amount of 25,000 Securities ($25,000,000 in aggregate stated principal amount)) in exchange for (i) the Stated Principal Amount of the Securities to be redeemed plus (ii) the Supplemental Return Amount with respect to the Securities to be redeemed as determined with respect to the same Commodity Business Day on which the notice of redemption is effective.  The notice of redemption must be received by the Issuer prior to 10:00 a.m. New York City time on a Commodity Business Day in order for the notice of redemption to be effective on that day.  The amount payable upon redemption will be paid five Business Days after the notice of redemption is effective.

Mandatory Call:
If on any Commodity Business Day prior to the scheduled Final Valuation Date the closing value of the Underlying Index is less than or equal to 85% of the Initial Index Value, the Issuer will call the Securities for (i) the Stated Principal Amount of the Securities plus (ii) the Supplemental Return Amount as determined with respect to the Commodity Business Day following that Commodity Business Day (such following Commodity Business Day, the “Call Date”).  Investors will receive the amount payable upon the Issuer’s call on the fifth Business Day following the Call Date.

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Underlying Index Performance:	For any Commodity Business Day, (a) (i) Final Index Value divided by (ii) Initial Index Value minus (b) 1.
Supplemental Return Amount:	Stated Principal Amount ×	[	3 ×	{	Underlying Index Performance – (0.22% ×	Elapsed Days 365)	}	]	– Negative Coupon Amount
The Supplemental Return Amount may be negative, zero or positive.
Initial Index Value:	100.210, the closing value of the Underlying Index published by the Underlying Index Sponsor with respect to the Initial Valuation Date.
Final Index Value:
The closing value of the Underlying Index published by the Underlying Index Sponsor with respect to the Commodity Business Day with respect to which the Supplemental Return Amount is determined.
If a Market Disruption Event occurs, the closing value of the Underlying Index will be determined in accordance with the alternative provisions set forth in the preliminary pricing supplement.

Fee:	0.22% per annum
Elapsed Days:	The number of calendar days from and including the Initial Valuation Date to and including the Commodity Business Day with respect to which the Supplemental Return Amount is determined.
Coupon:
1 month U.S. dollar LIBOR less 0.18% × A/360 day count (unadjusted), accrued from and including each Interest Payment Date (or the Issue Date, in the case of the first interest period). 1 month U.S. dollar LIBOR rate is set two Business Days prior to Issue Date and reset two Business Days prior to the 1st of each month.
Should the calculated Coupon be less than 0%, then any negative coupon amount will be carried forward and the cumulative absolute value of the negative coupon amounts (the “Negative Coupon Amount”) will be deducted from the Supplemental Return Amount.

Interest Payment Dates:
Monthly on the 1st of each month commencing on April 1, 2015, provided that the final Interest Payment Date will be the Maturity Date or the earlier date, if any, on which payment is made in connection with the redemption or call of the Securities.

Commodity Business Day:	As defined in the preliminary pricing supplement.
Commodity Hedging Disruption Event:
If, on any day during the term of the Securities up to but excluding the Final Valuation Date or any earlier date on which the Supplemental Return Amount for all outstanding Securities has been determined, the Calculation Agent determines that a Commodity Hedging Disruption Event has occurred, the Issuer will have the right, but not the obligation, to call the Securities, in whole and not in part, for an amount equal to (i) the Stated Principal Amount plus (ii) the Supplemental Return Amount as determined with respect to the date on which notice of exercise of the call right is given.
A “Commodity Hedging Disruption Event” means any event or condition following which the Issuer or its affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any security, option, future, derivative, currency, instrument, transaction, asset or arrangement that the Calculation Agent deems necessary to hedge the risk of entering into and performing the Issuer’s obligations with respect to the Securities, whether in the aggregate on a portfolio basis or incrementally on a trade by trade basis (each a “Hedge Position”) or (ii) realize, recover or remit the proceeds of any such Hedge Position, in each case including (without limitation) if those Hedge Positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the Hedge Positions are counted toward that limit).

Discontinuance of the Underlying Index:	If the Underlying Index Sponsor discontinues publication of the Underlying Index, the Issuer will have the right, but not the obligation, to call the Securities for an amount equal to (i) the Stated

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Principal Amount plus (ii) the Supplemental Return Amount as determined with respect to the last Commodity Business Day on which the closing value of the Underlying Index is scheduled to be published.
Business Day:	A day on which banks are open for business in New York and London.
Calculation Agent:	Citibank, N.A. – Commodity Derivatives Calculations
Form and Denomination:	Registered Medium-Term Senior Notes, Series G in minimum denominations and increments of US $1,000
Clearing and Settlement:	DTC
Listing:	None
CUSIP:	1730T05B1
Underwriting Discount:	0.00%

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

RISK FACTORS RELATING TO THE SECURITIES

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying index.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a description of certain key risk factors for investors in the securities.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

You will receive less than your initial investment at maturity or upon your redemption or our call of the securities if the value of the underlying index declines or does not increase sufficiently.

The amount payable at maturity or upon your exercise of the redemption option or our call of the securities will be based on the performance of the underlying index from the initial valuation date to the commodity business day on which the supplemental return amount is determined.  That amount will be determined after deducting a 0.22% annual fee (which will be magnified by the leverage factor of three that is included in the calculation of the supplemental return amount) and any negative coupon amounts.  If the value of the underlying index declines or does not increase sufficiently to offset the deducted amounts, the amount you receive for each security will be less than the US$1,000 you paid for each security.  This will be true even if the value of the underlying index at one or more other times during the term of the securities exceeds the value of the underlying index on the initial valuation date.

Leverage will magnify your losses if the value of the underlying index declines.

The supplemental return amount includes a leverage factor of three.  This means that any percentage decline in the value of the underlying index from the initial valuation date to the commodity business day on which the supplemental return amount is determined will result in a loss on your investment in the securities that is three times that percentage decline.  For example, if the underlying index has declined by 10% from the initial valuation date to the relevant commodity business day, you will incur a 30% loss on your investment in the securities (subject to further deduction of the annual fee and any negative coupon payments and leaving aside the effects of the coupon payments you receive, if any).  You should not invest in the securities unless you are prepared to accept the potential for significant losses on a leveraged basis if the value of the underlying index declines.

The securities have a mandatory call feature, which increases the likelihood of loss on your investment.

We will call the securities if, on any commodity business day, the closing value of the underlying index is less than or equal to 85% of the initial index value.  If we call the securities in this circumstance, you will receive the stated principal amount of the securities you then hold plus (ii) the supplemental return amount as determined on the commodity business day following that commodity business day.  In this circumstance, the supplemental return amount will almost certainly be negative and is likely to result in a loss of more than 45% (reflecting the 15% decline in the value of the underlying index multiplied by the leverage factor of 3), and possibly up to all, of your initial investment.  If we call the securities, it is possible that your resulting losses on the securities will be greater than they would have been had the securities remained outstanding until maturity and had the supplemental return amount been determined instead on the final valuation date.

The securities do not provide directional exposure to commodities or commodity futures contracts, but rather provide exposure solely to the “spread” strategy reflected in the underlying index, and there can be no assurance that this strategy will be successful.

The underlying index tracks the difference, or “spread,” between (i) the aggregate performance of the 3 month forward

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

versions of the single-commodity sub-indices for each of the commodities included in the Bloomberg Commodity IndexSM and (ii) the aggregate performance of the standard (i.e., non-forward) versions of the same single-commodity sub-indices.  Accordingly, the performance of the underlying index does not depend on the directional performance of the commodities or commodity future contracts underlying the single-commodity sub-indices for the commodities included in the Bloomberg Commodity IndexSM, but rather depends on the extent to which the longer-dated futures contracts underlying the 3 month forward versions of these sub-indices would either outperform or underperform the shorter-dated futures contracts on the same commodities underlying the standard (i.e., non-forward) versions of these sub-indices.  In general, if the longer-dated futures contracts underperform their shorter-dated counterparts, the value of the underlying index will decline.  It is possible that the underlying index may experience a significant decline even at a time when there is a bull market in the underlying commodities and the longer-dated and shorter-dated futures contracts both experience significant appreciation.

There are a number of reasons why longer-dated futures contracts may underperform shorter-dated futures contracts on the same commodities, resulting in negative underlying index performance.

One important circumstance in which longer-dated futures contracts are likely to significantly underperform shorter-dated futures contracts is when the futures market flips from “contango” (where the settlement prices of longer-dated futures contracts are higher than the settlement prices of shorter-dated futures contracts) to “backwardation” (where the settlement prices of shorter-dated futures contracts are higher than the settlement prices of longer-dated futures contracts).  In that circumstance, there will typically have been a significant increase in the settlement price of shorter-term futures contracts that causes the settlement price of shorter-term futures contracts, which was previously lower than the settlement price of longer-term futures contracts, to exceed the settlement price of longer-term futures contracts.  This increase in the settlement price of shorter-term futures contracts may cause shorter-term futures contracts to significantly outperform longer-term futures contracts at the time when the increase occurs.  A significant increase in the settlement price of shorter-term futures contracts may occur, for example, as a result of a sudden increase in demand for, or an interruption in supply of, the underlying commodity—for example, as a result of adverse weather conditions or supply shortages caused by cartel activity, labor disruptions, accidents affecting production infrastructure or other events.  If a significant increase in the settlement price of shorter-term futures contracts occurs during the term of the securities, the securities may be significantly and adversely affected.

In addition, at any time when the underlying futures markets are in backwardation, longer-dated futures contracts are likely to underperform shorter-dated futures contracts on the same commodities.  This is because the effects of backwardation are often more pronounced on shorter-dated futures contracts than on longer-dated futures contracts because of the near-term supply-demand imbalance that drives the backwardation.  In that market condition, as the delivery months of a shorter-dated futures contract and a longer-dated futures contract become nearer, the settlement price of the shorter-dated futures contract would increase more rapidly than the price of the longer-dated futures contract, and the shorter-dated futures contract would therefore outperform the longer-dated futures contract.

If the shorter-dated futures contracts are in a backwardated condition while the longer-dated futures contracts are in contango, the settlement price of the shorter-dated futures contracts will increase as time passes while the settlement price of the longer-dated futures contracts will decrease as time passes, potentially leading to an especially significant underperformance of longer-dated futures contracts relative to shorter-dated futures contracts.

Because the underlying index is composed of a basket of futures contracts, any favorable performance with respect to some of these futures contracts may be offset by unfavorable performance by other futures contracts.

The underlying index tracks a basket composed of futures contracts on all of the commodities in the Bloomberg Commodity IndexSM, of which there are currently 22.  If the relevant longer-dated versions of some of these 22 futures contracts outperform their shorter-dated counterparts and the relevant longer-dated versions of other of these 22 futures contracts underperform their shorter-dated counterparts, the gains from the outperforming longer-dated futures contracts may be partially or wholly offset, or more than offset, by the losses from the underperforming longer-dated futures contracts.  Therefore, even if the “spread” strategy reflected in the underlying index is successful with some futures contracts underlying the underlying index, the underlying index may nevertheless decline if it is not successful with other of the futures contracts underlying the underlying index.

Even if it generally proves to be the case that longer-dated futures contracts outperform shorter-dated futures contracts, there can be no assurance that the particular futures contracts underlying the sub-indices tracked by the underlying index

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

are the optimal futures contracts for capturing that dynamic, or that they will successfully do so at all.

The futures contracts that, for any commodity, are the shorter-dated and longer-dated futures contracts for that commodity in the underlying index at any time will be the relevant designated futures contracts included in the Bloomberg Commodity IndexSM and its 3 month forward counterpart, respectively, at that time.  See “Description of the Bloomberg Commodity Indices—Index Calculation—Determining the Lead Future and the Next Future” in the preliminary pricing supplement.  As of any given month for any given commodity, the futures contract that will be the shorter-dated futures contract may have a delivery month ranging from one month in the future to five months in the future, and length of time between the delivery months for the shorter-dated futures contract and the longer-dated futures contract for that commodity may range from zero months (meaning that, in some cases, the shorter-dated futures contract and the longer-dated futures contract are the same) to seven months.  Given this variability, it is possible that the shorter-dated futures contracts used by the underlying index will not be sufficiently short-dated, or that the longer-dated futures contracts will be too short-dated or not long-dated enough, to capture the “spread” that the underlying index seeks to capture.

An investment in the securities is fundamentally different from other investments and requires an assessment of factors that are unique to the underlying index.

Unlike other investments that may be available to you, an investment in the securities is not based on the performance of widely held assets that have intrinsic value, like stocks or commodities.  Instead, the securities will have a return based on the underlying index, which is a mathematical calculation of the extent to which the longer-dated futures contracts underlying the 3 month forward versions of the sub-indices for each of the commodities included in the Bloomberg Commodity IndexSM outperform or underperform the standard (i.e., non-forward) versions of the same sub-indices.  Many investors may be comfortable assessing the potential performance of investments linked to assets such as stocks or commodities, because the factors that affect the prices of such assets are widely understood by many investors.  By contrast, the factors that will affect the performance of the underlying index and, therefore, the performance of the securities are completely unique to the underlying index.  In order to assess how the securities may perform, you must have a detailed understanding of the way the underlying index works and, in addition, of the way in which each of the relevant sub-indices of the Bloomberg Commodity IndexSM works.  Accordingly, you should carefully review the information set forth in “Description of the Underlying Index” and “Description of the Bloomberg Commodity Indices” in the preliminary pricing supplement.  You should not invest in the securities unless you fully understand that information.

The securities are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings and credit spreads may adversely affect the value of the securities.

You are subject to the credit risk of Citigroup Inc.  If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment.

Your redemption option is subject to certain important conditions and limitations.

Your right to require us to redeem the securities on any commodity business day prior to the scheduled final valuation date is subject to certain important conditions and limitations.  If you elect to exercise your redemption option, you must do so with respect to at least 25,000 securities (US$25,000,000 aggregate stated principal amount) at one time.  In addition, to redeem your securities on any commodity business day, you must instruct your broker to take the following steps through normal clearing system channels by the relevant deadlines: (1) fill out an official notice of redemption; (2) deliver your official notice of redemption to us (which must be acknowledged by us) on any day during the term of the securities; and (3) transfer your book-entry interest in the securities to the trustee or paying agent on our behalf on the fifth business day following the day on which your redemption is effective.  If we receive your official notice of redemption at or before 10:00 a.m. New York City time on any commodity business day, your redemption will be effective on that commodity business day.  If we receive your official notice of redemption on a day that is not a commodity business day or after 10:00 a.m. New York City time on any commodity business day, your redemption will be effective on the first commodity business day following that day.  In all cases, at the time you submit your notice of redemption, you will not know the final index value and, therefore, will not know the amount that you will receive upon redemption.  Accordingly, if the value of the underlying index declines from the time you submit your notice of redemption until the time when the final index value is determined, the amount you receive upon redemption will be less than you expected at the time you submitted your notice of redemption.

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

The underlying index is a new index with no actual performance history.

The underlying index was established on February 12, 2015.  Accordingly, the underlying index has no actual performance history by which to evaluate its performance prior to February 12, 2015.  Although this pricing supplement contains hypothetical back-tested historical performance information for the underlying index, that information is hypothetical, intended for illustrative purposes only and subject to inherent limitations.  The underlying index sponsor developed the rules of the underlying index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period.  The fact that the underlying index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the underlying index methodology.  Furthermore, the hypothetical back-tested performance of the underlying index might look different if it covered a different historical period.  The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

It is impossible to predict whether the underlying index will rise or fall.  The actual future performance of the underlying index may bear little relation to the hypothetical back-tested performance of the underlying index.  Past performance is not indicative of future performance for any investment, but especially for an investment linked to the underlying index.  The underlying index is based on the performance of commodity futures contracts, which can be highly volatile and unpredictable.  Accordingly, there is heightened potential for the underlying index to perform in an unexpected and unpredictable way.

The yield on the securities may be lower than the yield on a standard debt security of comparable maturity.

You will receive a coupon at a floating rate equal to one-month U.S. dollar LIBOR minus 0.18%.  As a result, unless the underlying index appreciates sufficiently, the effective yield on the securities may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Inc. of comparable maturity.

The underlying index sponsor is an affiliate of ours and, in its role as sponsor of the underlying index, may have economic interests that are adverse to yours as an investor in the securities.

The underlying index sponsor is an affiliate of ours.  In addition to calculating and publishing the level of the underlying index, the underlying index sponsor may be required to make certain determinations in connection with the underlying index that require it to exercise judgment.  These determinations may include, if an extraordinary event occurs, determining whether to suspend the calculation of the underlying index, select a replacement for the Bloomberg Commodity IndexSM or any of its sub-indices or discontinue the underlying index.  In addition, if any data or information required to calculate the value of the underlying index is not available, the underlying index sponsor may use its own estimate of the relevant data or information to calculate the value of the underlying index.  These determinations may have an impact, positive or negative, on the value of the underlying index and the securities.  In making these determinations, the underlying index sponsor, as an affiliate of ours, is not acting as an advisor to you as an investor in the securities, is under no obligation to consider your interests as an investor in the securities and may have economic interests that are adverse to yours as an investor in the securities.

Changes in the composition or calculation of the Bloomberg Commodity IndexSM or any of its sub-indices may adversely affect your return on the securities.

Bloomberg may modify the methodology for determining the composition and calculation of the Bloomberg Commodity IndexSM or any of its sub-indices at any time.  Because the value of the underlying index  depends on the performance of sub-indices of the Bloomberg Commodity IndexSM, the value of the underlying index will be affected if Bloomberg makes any change to these sub-indices or the manner in which they are calculated.  Any such changes could adversely affect the supplemental return amount and the value of the securities.

If a commodity hedging disruption event occurs during the term of the securities, we may call the securities early for an amount that may result in a significant loss on your investment.

See “Additional Terms of the Securities—Commodity Hedging Disruption Event” in the preliminary pricing supplement for information about the events that may constitute a commodity hedging disruption event.  If a commodity hedging disruption event occurs, we may call the securities prior to the maturity date for an amount equal to the early call amount determined as of the early call notice date.  The early call amount will be equal to the stated principal amount of your securities plus the supplemental return

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

amount, as determined with respect to the early call notice date (or, if such day is not a commodity business day, the next succeeding commodity business day).  This amount could be less than your initial investment and, therefore, could result in a loss on your investment in the securities.

The early call amount may be significantly less than the amount you would have received had we not elected to call the securities and had you been able instead to hold them to maturity.  For example, the early call amount may be determined during a market disruption that has a significant adverse effect on the early call amount.  That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled final valuation date rather than on the early call notice date, you might have achieved a significantly better return.

The calculation agent will be required to exercise discretion in determining whether a commodity hedging disruption event has occurred.  If the calculation agent determines that a commodity hedging disruption event has occurred and as a result we elect to call the securities upon the occurrence of a commodity hedging disruption event, you may incur a significant loss on your investment in the securities.

Prices of commodity futures contracts are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the underlying index.

Market prices of the commodity futures contracts included in the underlying index tend to be highly volatile and may fluctuate rapidly based on numerous factors.  The prices of commodities and commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities.

Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission.

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts for the benefit of the holders of securities.  An investment in the securities does not constitute an investment in futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.  Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.  For example, the price you pay to purchase the securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement.  Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Legal and regulatory changes could adversely affect the return on and value of the securities.

Futures contracts, including those underlying the underlying index, are subject to extensive statutes, regulations, and margin requirements.  The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, the exchanges have regulations designed to limit the amount of fluctuations in futures contract prices.

In addition, the regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action.  The effect on the performance of the underlying index of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.  For example, the Dodd–Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

equivalent to such contracts. In particular, the CFTC has proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts.  The limits will apply to a person’s combined position in futures, options and swaps on a particular commodity.  The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for certain futures contracts, but any reduction may not be uniform across delivery months.  If any such reduction in liquidity affects shorter-dated futures contracts differently from longer-dated futures contacts, the underlying index may be adversely affected.  The potential effects of these or other regulatory developments are impossible to predict.  Any such effects may adversely affect the value of the securities.

Distortions or disruptions of market trading in the futures contracts underlying the underlying index could adversely affect the value of and return on the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  These circumstances could adversely affect the settlement price of any of the futures contracts underlying the underlying index in a way that adversely affects the underlying index.

The offering of the securities does not constitute a recommendation of the underlying index by us or our affiliates.

You should not take the offering of the securities as an expression of our views or the views of our affiliates regarding how the underlying index will perform in the future or as a recommendation to invest in the underlying index, including through an investment in the securities.  As we are part of a global financial institution, we and our affiliates may, and often do, have positions that conflict with an investment in the securities.  You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the value of the underlying index.

CGMI and other of our affiliates may publish research from time to time relating to commodity futures contracts and/or the spread strategy reflected in the underlying index.  Any research, opinions or recommendations provided by CGMI and other of our affiliates may influence prices of the underlying futures contracts and, therefore, the value of the underlying index, and they may be inconsistent with purchasing or holding the securities.  CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities.  Investors should make their own independent investigation of the underlying index and the merits of investing in the securities.

The level of the underlying index may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of the securities, we expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the futures contracts underlying the underlying index.  We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any commodity business day on which the supplemental return amount is determined, which may involve, among other things, our counterparties purchasing or selling such futures contracts.  This hedging activity on or prior to the initial valuation date could potentially affect the level of the underlying index on the initial valuation date and, accordingly, potentially increase the initial index value, which may adversely affect your return on the securities.  Additionally, this hedging activity during the term of the securities, including on or near any relevant commodity business day, could negatively affect the closing value of the underlying index on that day and, therefore, adversely affect your return on the securities.  This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions.

CGMI and other of our affiliates may also trade the underlying futures contracts on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers.  As with our or our affiliates’ hedging activity, this trading activity could affect the closing value of the underlying index and, therefore, adversely affect the performance of the securities.

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

Although it is not intended to provide exposure to commodities, the underlying index will nevertheless be subject to certain risks associated with an investment in commodity futures contracts.

As discussed above, the underlying index is not intended to provide directional exposure to commodities.  Nevertheless, you should understand that the performance of the underlying index is ultimately determined by the performance of commodity futures contracts.  Accordingly, the underlying index is subject to risks associated with an investment in commodity futures contracts.

The underlying index is rebalanced monthly to match the weights of the underlying component indices to the weights of their associated commodities in the Bloomberg Commodity IndexSM as of the end of the most recent month.  This matching of weights is intended to cause the underlying index to have neutral exposure to the directional movement of commodities.  However, between monthly rebalancings, the levels of the underlying component indices will fluctuate, such that the weighted values of corresponding underlying component indices will no longer exactly offset each other.  The resulting difference will be attributable to the value of the underlying futures contracts, and you will have exposure to these futures contracts and their underlying commodities to the extent of that difference.

The prices of commodity futures contracts are determined by many factors, including the expected spot price of the underlying commodity at the expiration of the futures contract, the cost of storing the underlying commodity for the term of the futures contract and interest charges incurred to finance the purchase of the underlying commodity.  They may also be affected by a number of unpredictable factors that may lead to volatility, disruptions and distortions in the prices of futures contracts, such as:

•	governmental regulation and intervention, which may be difficult to predict and in recent years has been subject to significant uncertainty and change in relation to commodity futures contracts;

•	the actions of speculators, which may cause both sudden run-ups and sudden declines in futures contract prices;

•	the rules and actions of the exchanges or markets on which futures contracts trade, such as the imposition of price limits; and

•	interruptions in the supply of the underlying commodity, such as through the actions of cartels or as a result of weather or political events.

As a result of these factors, disruptions and distortions tend to be more common in futures markets than in other markets, such as stock markets.  The volatility, disruptions and distortions associated with futures contract prices may adversely affect the performance of the underlying index.

One-month U.S. dollar LIBOR and the manner in which it is calculated may change in the future.

The method by which one-month U.S. dollar LIBOR is calculated may change in the future, as a result of governmental actions, actions by the publisher of one-month U.S. dollar LIBOR or otherwise.  We cannot predict whether the method by which one-month U.S. dollar LIBOR is calculated will change or what the impact of any such change might be.  Any such change could affect the level of one-month U.S. dollar LIBOR in a way that has a significant adverse effect on the securities.

You will not have any rights with respect to any futures contracts or commodities underlying the underlying index.

You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, the future contracts or commodities underlying the underlying index.  The securities are debt securities issued by Citigroup Inc., not an interest in the futures contracts or commodities underlying the underlying index.

The underlying index sponsor may discontinue the underlying index or substitute an alternative index for the Bloomberg Commodity IndexSM or any of its sub-indices under certain circumstances.

If certain events occur with respect to the Bloomberg Commodity IndexSM or any of its sub-indices, the underlying index sponsor may discontinue the underlying index.  For example, the underlying index sponsor may discontinue the underlying index if the Bloomberg Commodity IndexSM is discontinued or the sponsors of the Bloomberg Commodity IndexSM make a change in the

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.

methodology pursuant to which the Bloomberg Commodity IndexSM is calculated.  If the underlying index sponsor discontinues the underlying index, we will have the right to call the securities prior to maturity for the amount described under “Description of the Securities—Discontinuance of the Underlying Index” in the preliminary pricing supplement, and this amount may be less than the amount you would have received if we had not called the securities.  If we do not call the securities, the calculation agent may, in its sole discretion, select a successor underlying index or, if it does not select a successor index, perform its own calculation of the underlying index level.

Alternatively, if certain events occur with respect to the Bloomberg Commodity IndexSM or any of its sub-indices and the underlying index sponsor does not discontinue the underlying index, the underlying index sponsor may, in its sole discretion, select a substitute index for the Bloomberg Commodity IndexSM or any of its sub-indices, including an index that may be sponsored by the underlying index sponsor or another one of our affiliates, and make such adjustments to the index conditions for the underlying index as it determines appropriate.  Any such substitution and adjustment may adversely affect the performance of the underlying index.

The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the securities.

Citibank, N.A. – Commodity Derivatives Calculations, which is acting as the calculation agent for the securities, is an affiliate of ours.  As calculation agent, Citibank, N.A. will make certain determinations with respect to the Securities.  Citibank, N.A. may be required to exercise judgment in making certain of these determinations, including in:

•	determining whether a market disruption event has occurred;

•
if a market disruption event occurs with respect to an underlying component index and continues until the relevant cut-off day, determining the level of that underlying component index for purposes of determining the final index value and the supplemental return amount;

•
if the underlying index is discontinued and we do not exercise our right to call the securities, identifying a successor underlying index or, if none is available, calculating the level of the underlying index for purposes of determining the final index value and the supplemental return amount; and

•	determining whether a commodity hedging disruption event has occurred.

Any of these determinations made by Citibank, N.A., in its capacity as calculation agent, may adversely affect any payments to you.  The fact that Citibank, N.A. is our affiliate may cause it to have economic interests that are adverse to yours in making these determinations.

The U.S. federal tax treatment of the securities is unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, the tax treatment of the securities is unclear, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts with associated coupon payments, as described in the preliminary pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities could be materially and adversely affected.  Because of the uncertain treatment of the securities, Non-U.S. Holders (as defined in “United States Federal Tax Considerations” in the preliminary pricing supplement) should expect to be subject to withholding tax in respect of coupon payments on the securities at a rate of 30% or a lower treaty rate.  In addition, as described in “United States Federal Tax Considerations” in the preliminary pricing supplement, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Inc. has filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-192302) and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and prospectus supplement by calling toll-free 1-800-831-9146.